UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported) May 12, 2010

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

On May 12, 2010, Michael G. Corrigan resigned as a member of the Board of Directors (the “Board”) of Tropicana Entertainment Inc. (the “Company”), effective upon the earlier of (i) the required regulatory approvals of a replacement member of the Board and (ii) the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.  At the time of his resignation, Mr. Corrigan was the chairman of the Company’s Audit Committee.

On May 12, 2010, Glenn C. Christenson resigned as a member the Board, effective May 18, 2010.  At the time of his resignation, Mr. Christenson was a member of the Company’s Audit Committee.

(d) Appointment of Directors

On May 12, 2010, the Board appointed Daniel A. Cassella as a member of the Board, effective upon required regulatory approvals, to hold office until his successor is duly elected and qualified.  Mr. Cassella was also named to serve on the Company’s Audit Committee.  The Board did not elect Mr. Cassella pursuant to any arrangements or understandings between Mr. Cassella and the Company.  There are no material transactions between Mr. Cassella and the Company.

On May 12, 2010, the Board appointed Daniel H. Scott as a member of the Board, effective upon required regulatory approvals, to hold office until his successor is duly elected and qualified.  Mr. Scott was also named to serve on the Company’s Audit Committee.  The Board did not elect Mr. Scott pursuant to any arrangements or understandings between Mr. Scott and the Company.  There are no material transactions between Mr. Scott and the Company.

Mr. Cassella, age 63, retired in 2000 and since then has been an independent gaming consultant.  Previously, Mr. Cassella served as Chief Executive Officer and President of Stratosphere Corporation from 1998 to 2000.  Between 1989 and 2000, Mr. Cassella held numerous executive level positions in the casino gaming industry, including as President and Chief Executive Officer of Resorts International in Atlantic City, New Jersey, President and Chief Operating Officer of the Desert Inn in Las Vegas, Nevada, Executive Vice President of the Mirage Casino Resort in Las Vegas, Nevada, and Executive Vice President, Chief Financial Officer, Vice President of Finance and Treasurer at Caesars Palace Hotel and Casino in Las Vegas, Nevada.  Mr. Cassella holds a degree in business administration from Pennsylvania State University.  He is also a certified public accountant (inactive).  Mr. Cassella’s extensive experience in the gaming and lodging industry provides the board of directors with valuable insight into the highly regulated casino gaming industry.  In addition, Mr. Cassella’s previous experience as chief executive officer and chief financial officer of numerous companies in the gaming and lodging industries and his background in accounting provides the board of directors with valuable knowledge in dealing with financial and accounting matters, and particularly qualifies him to serve in his role on the audit committee.

Mr. Scott, age 54, has been an independent gaming consultant and strategic advisor since 2001.  From 1995 to 1997, Mr. Scott served as Senior Vice President and Chief Financial Officer of MGM Grand Hotel and Casino in Las Vegas, Nevada.  From 1983 to 1995, Mr. Scott served as Vice President and Treasurer of Caesars Palace Hotel and Casino in Las Vegas, Nevada.  He holds a degree in business administration from the University of Wisconsin.  Mr. Scott is also a certified public accountant.  Mr. Scott’s extensive experience in the gaming and lodging industry provides the board of directors with valuable insight into the highly regulated casino gaming industry.  In addition, Mr. Scott’s experience as a certified public accountant and as an executive and chief financial officer of companies in the gaming and lodging industries provides the board of directors with valuable knowledge in dealing with financial and operational matters, and particularly qualifies him to serve in his role on the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: May 18, 2010

	By:	/s/ Scott C. Butera
	Name:	Scott C. Butera
	Title:	President and Chief Executive Officer